Exhibit 99.3



                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Escrow Agreement"), dated as of January 18, 2001, (the "Closing Date"), is among SONUS NETWORKS, INC., a Delaware corporation (the "Parent"), and ANOUSHEH ANSARI and JOHN PHELAN, in their respective capacity as representatives of the holders of shares of Company Common Stock under Section 8 of this Escrow Agreement and pursuant to the Merger Agreement (as defined below) (in such capacity, collectively, the "Stockholder Representatives"), and THE CHASE MANHATTAN BANK, a New York State Bank, as escrow agent (in such capacity, the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement. The Escrow Agent (i) has not received a copy of, (ii) has not reviewed, (iii) is not a party to, and (iv) will not be held responsible under the terms of the Merger Agreement.

     WHEREAS, the Parent, STORM MERGER SUB, INC., a Texas corporation and wholly owned subsidiary of the Parent ("Merger Sub"), and TELECOM TECHNOLOGIES, INC., a Texas corporation (the "Company"), have entered into an Agreement and Plan of Merger and Reorganization, dated as of November 2, 2000 (the "Merger Agreement"), pursuant to which Merger Sub shall be merged with and into the Company (the "Merger"), with the Company being the surviving corporation, and all of the outstanding shares of Class A common stock, no par value, and Class B common stock, no par value, of the Company (collectively, the "Company Common Stock"), will be exchanged into the right to receive shares of the common stock of the Parent, par value $0.001 per share (the "Parent Common Stock");

        WHEREAS, pursuant to the Merger Agreement, the Parent shall deposit in escrow with the Escrow Agent an aggregate of 5,400,000 of the shares of Parent Common Stock that would be issuable to the Company Stockholders in the Merger, if shares of Parent Common Stock were not to be issued into escrow pursuant to the Merger Agreement, to be held and distributed by the Escrow Agent on the terms and conditions set forth herein; and

     WHEREAS, certain of the shares of Parent Common Stock that would be distributable to Anousheh Ansari and Hamid Ansari in their capacities as stockholders of the Company (together, the "Principal Stockholders") from the escrow established hereby will be distributed instead into a separate Option Plan Funding and Escrow Agreement, dated as of the date hereof, among the Parent, the Principal Stockholders and the Escrow Agent (the "Option Escrow Agreement"), to fund the exercise of certain options granted by the Company prior to the Closing.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Escrow Agreement, the parties hereto hereby agree as follows:

     1. DEPOSIT OF ESCROWED SHARES. On the Closing Date, the Parent shall deposit with the Escrow Agent stock certificates representing 5,400,000 shares of Parent Common Stock, as escrow agent under this Escrow Agreement, that would otherwise be issuable to the Company Stockholders on the Closing Date if shares of Parent Common Stock were not to be issued into escrow pursuant to the Merger Agreement (the "Escrowed Shares"), together with stock powers duly executed in blank by each Company Stockholder. An aggregate of 1,200,000 of such shares of Parent Common Stock shall be held as security for the indemnification obligations of the Company arising under
Section 14 of the Merger Agreement (the "Indemnity Shares"), and an aggregate of 4,200,000 of such shares of Parent Common Stock shall be held for contingent issuance to all of the Company Stockholders upon satisfaction of certain conditions set forth herein (the "Earn-Out Shares"), or release to the Parent, in the event that such conditions are not satisfied. Attached as Exhibit A hereto (as the same may be amended from time to time, the "Ownership Table") is a schedule of the respective interests of each Company Stockholder in the Escrowed Shares, together with the addresses of record of such Company Stockholders. The Escrow Agent (i) shall establish on its books an account (the "Escrow Account") in which the Escrow Agent shall note the number of shares of Parent Common Stock or other property from time to time held by the Escrow Agent pursuant hereto, and the Company Stockholders to whom such Escrowed Shares and other property, if any, is attributable and (ii) shall update the Ownership Table accordingly.

     2.   RELEASE OF ESCROWED SHARES AND OTHER PROPERTY.

          (a) (i) Upon satisfaction of either of the two conditions set forth on
Schedule 2(a)(i) attached hereto, the Stockholder Representatives shall be entitled to deliver written notice to the Escrow Agent, with a copy to the Parent (the "First Release Notice"), indicating whether, in the exercise of their reasonable judgment, they believe such condition has been satisfied, and setting forth a description in reasonable detail of the facts and circumstances that evidence such satisfaction. The Escrow Agent shall be entitled to rely on the facts set forth in the First Release Notice and shall not be responsible for independently determining or confirming whether such conditions have been met. The First Release Notice shall also contain a demand for release to the Company Stockholders in the respective amounts set forth therein of an aggregate of 1,800,000 of the Earn-Out Shares (the "First Release Shares"). If the Escrow Agent does not receive prior to 5:00 p.m., Houston, Texas time, on the twentieth
(20th) day after receipt by the Escrow Agent of a copy of the First Release Notice, a notice from the Parent, with a copy to the Stockholder Representatives (a "First Release Challenge Notice"), challenging whether the conditions set forth on Schedule 2(a)(i) have been satisfied, on the twenty-first (21st) day after receipt of the First Release Notice, the Escrow Agent shall release from escrow such First Release Shares and deliver, subject to the last sentence of this Section 2(a)(i), to those Company Stockholders (at their respective addresses of record set forth on the Ownership Table) to whom such First Release Shares are attributable their respective shares of such First Release Shares as set forth in the First Release Notice. In the event that the Escrow Agent is in receipt of a First Release Challenge Notice prior to 5:00 p.m., Houston, Texas time, the twentieth (20th) day after receipt of a First Release Notice, the Escrow Agent shall not release from escrow any of the First Release Shares and shall keep such First Release Shares in escrow until it shall have received either (i) non-conflicting written instructions from the Stockholder Representatives and the Parent, or (ii) a final order of an arbitrator or court having jurisdiction over the matter and directing disposition of such First Release Shares. If the Escrow Agent is not in receipt of a First Release Notice prior to 5:00 p.m., Houston, Texas time, on January 15, 2002, then the Escrow Agent on January 16, 2002 shall distribute all of the First Release Shares to the Parent. Notwithstanding the foregoing, in the event that on or prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt of the First Release Notice the Escrow Agent receives


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


written notice (a "Deposit Notice") from the Parent that it has determined that a number of First Release Shares that would otherwise be distributable to the Principal Stockholders under this Section 2(a)(i) are required to be placed into the escrow of Parent Common Stock established under the Option Escrow Agreement (the "Option Escrow") to maintain the "Minimum Escrow Number" therein, then such number of Escrowed Shares set forth in such Deposit Notice that would otherwise be distributable to the Principal Stockholders shall not be distributed to the Principal Stockholders on such twenty-first (21st) day after receipt of the First Release Notice, but shall instead be released into the Option Escrow to be held and be released in accordance with the terms thereof.

          (ii) The conditions  set forth  on  Schedule  2(a)(i)  hereto shall be
subject  to   amendment   upon  the   mutual   agreement   of  the   Stockholder
Representatives and the Parent.

          (iii) Upon satisfaction of any of the three conditions set forth on
Schedule 2(a)(iii) attached hereto in whole or in part, the Stockholder Representatives shall be entitled to deliver notice to the Escrow Agent, with a copy to the Parent (each a "Second Release Notice"), indicating whether, in the exercise of their reasonable judgment, they believe that such condition has been satisfied and, in the event such conditions have been satisfied in a manner such that less than all of the Second Release Shares referred to below shall be distributed to the Company Stockholders (as described on such Schedule 2(a)(iii)), a description in reasonable detail setting forth the facts and circumstances that evidence such partial satisfaction. The Escrow Agent shall be entitled to rely on the facts set forth in each Second Release Notice and shall not be responsible for independently determining or confirming whether such conditions have been met in whole or in part. Each Second Release Notice shall also contain a demand for release to the Company Stockholders in the respective amounts set forth therein of some or all of the 300,000 Earn-Out Shares attributed to each such condition (up to an aggregate of 900,000 shares (such 900,000 shares, the "Second Release Shares")) to which such Second Release Notice is applicable, in accordance with the terms of such Schedule 2(a)(iii), which schedule shall specify how such shares shall be distributed upon satisfaction of any condition set forth thereon in part. If the Escrow Agent does not receive prior to 5:00 p.m., Houston, Texas time, on the twentieth
(20th) day after receipt by the Escrow Agent of a copy of any Second Release Notice, a notice from the Parent, with a copy to the Stockholder Representatives (any such notice, a "Second Release Challenge Notice"), challenging whether the applicable conditions on Schedule 2(a)(iii) have been satisfied or the amount of Second Release Shares to be distributed to the Company Stockholders pursuant thereto, on the twenty-first (21st) day after receipt of such Second Release Notice the Escrow Agent shall release from escrow such Second Release Shares referenced in the Second Release Notice and deliver (i) subject to the last sentence of this Section 2(a)(iii), to those Company Stockholders (at their respective addresses of record set forth on the Ownership Table) to whom such Second Release Shares are attributable their respective shares of the Second Release Shares to be released to the Company Stockholders as set forth in the Second Release Notice, and (ii) to the Parent, any of the remaining 300,000 Earn-Out Shares related to the condition or conditions to which such Second Release Notice relates. In the event that the Escrow Agent is in receipt of a Second Release Challenge Notice prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt of a Second Release Notice, the Escrow Agent shall not release from escrow any Second Release Shares claimed to be eligible for release on such notice and shall keep such Second Release Shares in escrow until it shall have received either (i) non-conflicting written instructions from the Stockholder Representatives and the



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


Parent, or (ii) a final order of an arbitrator or court having jurisdiction over the matter and directing disposition of such Second Release Shares. In the event that, prior to 5:00 p.m., Houston, Texas time, on July 15, 2002, there are any Second Release Shares that are not the subject of a Second Release Notice and remain in the Escrow Account, such Second Release Shares shall be distributed to the Parent on July 16, 2002. Notwithstanding the foregoing, (i) in the event that on or prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt of any Second Release Notice, the Escrow Agent receives a Deposit Notice from the Parent that it has determined that a number of Second Release Shares that would otherwise be distributable to such Principal Stockholders under this Section 2(a)(iii) are required to be placed into the Option Escrow to maintain the "Minimum Escrow Number" thereunder, then such number of Escrowed Shares set forth in such Deposit Notice that would otherwise be distributable to the Principal Stockholders shall not be distributed to the Principal Stockholders on such twenty-first (21st) day after receipt of the Second Release Notice but shall instead be released into the Option Escrow to be held and released in accordance with the terms thereof, and (ii) in no event shall more than 900,000 Earn-Out Shares be distributed to all parties pursuant to this
Section 2(a)(iii).

          (iv) If the Stockholder Representatives, acting on behalf of the Company Stockholders, believe that the Company may have difficulty achieving timely compliance with the conditions set forth on Schedule 2(a)(iii), or has failed to achieve such conditions, then, upon the request of the Stockholder Representatives, the Stockholder Representatives and the Parent shall discuss in good faith (with no obligation on any party to agree to any modification of the otherwise stated terms of such Schedule 2(a)(iii)), the possibility of a mutually agreed upon modification to such conditions where such modification would benefit all such parties. In the event that, after such discussions, there is not mutual written agreement on a modification of such conditions, the conditions set forth on Schedule 2(a)(iii) shall remain in full force and effect in accordance with their stated terms.

          (v) Upon initial satisfaction of any of the three conditions set forth on Schedule 2(a)(v) attached hereto, and from time to time thereafter upon satisfaction of any additional portion of such condition as then yet unsatisfied, but no more frequently than once per fiscal quarter of the Parent, the Stockholder Representatives shall be entitled to deliver notice to the Escrow Agent, with a copy to the Parent (each, a "Third Release Notice"), indicating whether, in the exercise of their reasonable judgment, they believe that such condition has been satisfied in whole or in part and setting forth a description in reasonable detail of the facts and circumstances that evidence such satisfaction. Each Third Release Notice shall also contain a demand for release to the Company Stockholders in the respective amounts set forth therein of some or all of the 1,500,000 Earn-Out Shares attributed to such conditions (the "Third Release Shares") in accordance with the terms of such Schedule 2(a)(v). If the Escrow Agent does not receive prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt by the Escrow Agent of a copy of any Third Release Notice, a notice from the Parent, with a copy to the Stockholder Representatives (any such notice, a "Third Release Challenge Notice"), challenging whether the applicable conditions on Schedule 2(a)(v) have been satisfied or the amount of Third Release Shares to be distributed to the Company Stockholders pursuant thereto, on the twenty-first (21st) day after receipt of such Third Release Notice the Escrow Agent shall release from escrow such shares and deliver, subject to the last sentence of this Section 2(a)(v), to those Company Stockholders (at their respective addresses of record set forth on the Ownership Table)


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



to whom such Third Release Shares are attributable their respective shares of the Third Release Shares to be released to the Company Stockholders as set forth in the Third Release Notice and Schedule 2(a)(v). In the event that the Escrow Agent is in receipt of a Third Release Challenge Notice prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt of a Third Release Notice, the Escrow Agent shall not release from escrow any of the Third Release Shares described in the Third Release Notice and shall keep such Third Release Shares in escrow until it shall have received either (i) non-conflicting written instructions from the Stockholder Representative and the Parent, or (ii) a final order of an arbitrator or court having jurisdiction over the matter and directing disposition of such Third Release Shares. In the event that, prior to 5:00 p.m., Houston, Texas time, on January 15, 2003, there are any Third Release Shares that are not the subject of a Third Release Notice and remain in the Escrow Account, such Third Release Shares shall be distributed to the Parent on January 16, 2003. Notwithstanding the foregoing, (i) in the event that, on or prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt of any Third Release Notice, the Escrow Agent receives a Deposit Notice from Parent that it has determined that a number of Earn-Out Shares that would otherwise be distributable to such Principal Stockholders under this Section
2(a)(v) are required to be placed into the Option Escrow to maintain the "Minimum Escrow Number" thereunder, then such number of Escrowed Shares set forth in such Deposit Notice that would otherwise be distributable to the Principal Stockholders shall not be distributed to the Principal Stockholders on such twenty-first (21st) day after receipt of the Third Release Notice but shall instead be released into the Option Escrow to be held and released in accordance with the terms thereof, and (ii) in no event shall more than 1,500,000 Earn-Out Shares be distributed to all parties pursuant to this Section 2(a)(v).

     (b) From time to time prior to 5:00 p.m., Houston, Texas time, on January 19, 2002, the Parent may deliver to the Escrow Agent and the Stockholder Representatives a written notice (an "Indemnification Notice") requesting distribution to the Parent of up to an aggregate of 1,200,000 Indemnity Shares having an aggregate Average Market Price on the date of release to Parent equal to the amount of the Losses (as defined in the Merger Agreement) specified in such notice for which the Parent is seeking indemnification under the Merger Agreement (the "Indemnification Claim"), along with a delivery receipt or other appropriate proof of delivery to the Stockholder Representatives of a copy of such Indemnification Notice. Such Indemnification Notice shall indicate which of the Company's obligations under the Merger Agreement are the subject of such Indemnification Claim. If the Escrow Agent does not receive a written objection from a Stockholder Representative to such Indemnification Claim prior to 5:00 p.m., Houston, Texas time, on the thirtieth (30th) day following the date of the Escrow Agent's actual receipt of such Indemnification Notice, then on the thirty-first (31st) day following such actual receipt (or if the thirty-first
(31st) day is not a business day for the Escrow Agent, then on the first business day thereafter), the Escrow Agent shall deliver to the Parent certificates representing the number of Indemnity Shares, having a value, based upon the Average Market Price determined at the time of delivery thereof to the Parent, equal (as nearly as possible) to the Losses specified in the Indemnification Notice and shall deduct from the Escrow Account that number of Indemnity Shares so delivered to the Parent. The Indemnity Shares shall be deducted from the Escrowed Shares held on behalf of the respective Company Stockholders pro rata based on their respective interests in all of the Escrowed Shares then held in the Escrow Account. The Escrow Agent shall be permitted to request confirmation of the number of Indemnity Shares from the Parent prior to distribution and shall not be held liable for errors made in good faith. The Escrow Agent shall send a written confirmation of such release to the Stockholder Representatives promptly after the


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


consummation of such release. In the event that the Indemnity Shares delivered to the Parent pursuant to this Section 2 have an aggregate Average Market Price which exceeds the Losses specified in such Indemnification Notice by greater than $250.00, the Parent shall deliver cash to the Escrow Agent in an amount equal to such excess and the Escrow Agent shall deposit such cash in the Escrow Account. Any cash so deposited in the Escrow Account may be distributed to the Parent in settlement of future Indemnification Claims in accordance with this
Section 2 in lieu of or in addition to Parent Common Stock, and shall otherwise be distributed pro rata to the Company Stockholders based on their respective interests in all of the Escrowed Shares in the Escrow Account. Subject to the last sentence of this Section 2(b) and Section 2(g) below, any Indemnity Shares not released to Parent on January 19, 2002, and as to which no Indemnification Notice has been delivered by Parent prior to 5:00 p.m., Houston, Texas time, on January 19, 2002, shall be released to the Company Stockholders at their respective addresses of record set forth on the Ownership Table. These remaining Indemnity Shares shall be distributed to the Company Stockholders pro rata based on their respective interests in all of the Escrowed Shares then held in the Escrow Account. For purposes hereof, the tern "Average Market Price" shall mean the average of the closing prices for shares of the Parent Common Stock on the Nasdaq Stock Market or other principal exchange or market on which or in which the Parent Common Stock is traded, for the period of five (5) consecutive trading days ending one trading day prior to the date of release of shares of Parent Common Stock to the Parent pursuant to this Section 2. Notwithstanding the foregoing, in the event that prior to 5:00 p.m., Houston, Texas time, on January 18, 2002, the Escrow Agent receives a Deposit Notice from the Parent that it has determined that a number of Indemnity Shares that would otherwise be distributable to such Principal Stockholders under this Section 2(b) are required to be placed into the Option Escrow to maintain the "Minimum Escrow Number" thereunder, then such number of Escrowed Shares set forth in such
Deposit Notice that would otherwise be distributable to the Principal Stockholders shall not be distributed to the Principal Stockholders but shall instead be released into the Option Escrow to be held and released in accordance with the terms thereof.

     (c) Notwithstanding anything to the contrary contained herein, the Escrow Agent shall, upon written instruction from the Parent, retain a number of Earn-Out Shares (which such shares shall be Earn-Out Shares not yet releasable to the Company Stockholders, or, if insufficient non-releasable Earn-Out Shares remain, Earn-Out Shares that would otherwise be released to Company
Stockholders) equal to the number of Indemnity Shares released to Company Stockholders on January 19, 2002 in accordance with (b) above (such shares, the "Second Indemnity Shares"). Such Second Indemnity Shares shall serve as security for the Company's indemnity obligations under Article 14 of the Merger Agreement solely with respect to alleged breaches of Sections 6.10 and 6.13 of the Merger Agreement and that portion of the Capitalization Certificate setting forth the number of outstanding shares of Company Common Stock and other securities of the Company, including options, warrants and other contingent rights as of the effective time of the Merger (the "Second Indemnity Obligations") until December 31, 2002. Subject to paragraph (d) below, from time to time prior to 5:00 p.m., Houston, Texas time, on December 31, 2002, the Parent may deliver to the Escrow Agent and the Stockholder Representatives a written notice (a "Second Indemnification Notice") requesting distribution to the Parent of up to such number of Second Indemnity Shares having an aggregate Average Market Price on the date of release to Parent equal to the amount of the Losses (as defined in the Merger Agreement) specified in such notice for which the Parent is seeking indemnification under the Merger Agreement (the "Second Indemnification Claim"), along with


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


a delivery  receipt or other  appropriate  proof of delivery to the  Stockholder
Representatives of a copy of such Second Indemnification Notice. Such Second Indemnification Notice shall indicate which of the Company's Second Indemnity Obligations under the Merger Agreement are the subject of such Second Indemnification Claim. If the Escrow Agent is not in actual receipt of a written objection from a Stockholder Representative to such Second Indemnification Claim prior to 5:00 p.m., Houston, Texas time, on the thirtieth (30th) day following the date of the Escrow Agent's actual receipt of such Second Indemnification Notice, then on the thirty-first (31st) day following such actual receipt (or if the thirty-first (31st) day is not a business day for the Escrow Agent, then on the first business day thereafter), the Escrow Agent shall deliver to the Parent certificates representing the number of Second Indemnity Shares, having a value, based upon the Average Market Price determined at the time of delivery thereof to the Parent, equal (as nearly as possible) to the Losses specified in the Second Indemnification Notice and shall deduct from the Escrow Account that number of Second Indemnity Shares so delivered to the Parent. The Second Indemnity Shares shall be deducted from the respective Escrowed Shares held on behalf of the respective Company Stockholders based on their respective interests in all of the Escrowed Shares then held in the Escrow Account. The Escrow Agent shall send a written confirmation of such release to the Stockholder Representatives promptly after the consummation of such release. In the event that the Second Indemnity Shares delivered to the Parent pursuant to this Section 2 have an aggregate Average Market Price which exceeds the Losses specified in such Second Indemnification Notice by greater than $250.00, the Parent shall deliver cash to the Escrow Agent in an amount equal to such excess and the Escrow Agent shall deposit such cash in the Escrow Account. Any cash so deposited in the Escrow Account may be distributed to the Parent in settlement of future Second Indemnification Claims in accordance with this Section 2 in lieu of or in addition to Parent Common Stock, and shall otherwise be distributed pro rata to the Company Stockholders. Subject to the last sentence of this Section 2(c) and Section 2(g) below, any Second Indemnity Shares not released to Parent prior to 5:00 p.m., Houston, Texas time, on December 31, 2002, or as to which no Second Indemnification Notice has been delivered by Parent prior to 5:00 p.m., Houston, Texas time, on December 31, 2002, shall be released to the Company Stockholders at their respective addresses of record set forth on the Ownership Table. These remaining Second Indemnity Shares shall be distributed to the Company Stockholders pro rata based on their respective interests in all of the Escrowed Shares then held in the Escrow Account. Subject to the next sentence, any Second Indemnity Shares otherwise releasable to the Company Stockholders by virtue of such Second Indemnity Shares also constituting Earn-Out Shares that are determined to be releasable to the Company Stockholders pursuant to the terms of Sections 2(a)(iii) or (v) shall be released to the Company Stockholders at their respective addresses of record set forth on the Ownership Table on January 1, 2003 or the next business day. Notwithstanding the foregoing, in the event that, prior to 5:00 p.m., Houston, Texas time, on the date prior to the date on which the Escrow Agent would otherwise distribute Second Indemnity Shares to the Principal Stockholders pursuant to this Section 2(c), the Escrow Agent receives a Deposit Notice from the Parent that it has determined that a number of Indemnity Shares that would otherwise be distributable to such Principal Stockholders are required to be placed into the Option Escrow to maintain the "Minimum Escrow Number" thereunder, then such number of Escrowed Shares set forth in such Deposit Notice that would otherwise be distributable to the Principal Stockholders shall not be distributed to the Principal Stockholders but shall instead be released into the Option Escrow to be held and released in accordance with the terms thereof.

     (d) If the Escrow Agent is in actual receipt of a written objection from a Stockholder Representative to an Indemnification Claim prior to 5:00 p.m., Houston, Texas time, on the thirtieth (30th) day following the Escrow Agent's actual receipt of such Indemnification Claim, the Escrow Agent shall make no distribution of Indemnity Shares until it shall have received either (i) non-conflicting written instructions from the Stockholder Representative and the Parent or (ii) a final order of an arbitrator or court having jurisdiction over the matter and directing distribution of such Indemnity Shares. Upon receipt of any such written instructions or order, the Escrow Agent shall release the number of shares of Parent Common Stock to be delivered to the Parent pursuant hereto based on the Average Market Price of the Parent Common Stock on the date on which such release shall occur, and shall distribute the stock certificates representing such Indemnity Shares in accordance with such written instructions or order and shall make a notation on the Escrow Account accordingly.

     (e) At any time prior to 5:00 p.m., Houston, Texas time, on December 31, 2002, the Stockholder Representatives may deliver to the Escrow Agent a written notice (a "Stockholder Breach Notice") of any of (i) a material breach of the covenants of the Parent in Section 10.8 of the Merger Agreement that has satisfied the conditions for a breach thereof, and has not been cured within the applicable period thereunder, (ii) at any time during the Earn-Out Period (as defined in Merger Agreement) that Anousheh Ansari is the Manager (as defined in the Merger Agreement), the termination of Anousheh Ansari's employment with the Company and the Parent by the Parent without "Cause", or by Anousheh Ansari for "Good Reason" (each as defined in the Employment Agreement, dated as of the date hereof, between Anousheh Ansari and the Company and the Parent, the "AA Employment Agreement"), or (iii) at any time during the Earn-Out Period (as defined in Merger Agreement) that Hamid Ansari is the Manager, the termination of Hamid Ansari's employment with the Company and the Parent by the Parent without "Cause", or by Hamid Ansari for "Good Reason" (each as defined in the Employment Agreement, dated as of the date hereof, between Hamid Ansari and the Company and the Parent, the "HA Employment Agreement"), which Stockholder Breach Notice shall include a request for distribution to the Company Stockholders in the respective amounts set forth therein of the then-remaining Earn-Out Shares, along with a delivery receipt or other appropriate proof of delivery to the Parent of a copy of such Stockholder Breach Notice. Such Stockholder Breach Notice shall indicate which of the Parent's obligations under Section 10.8 of the Merger Agreement are the subject of such breach, or that one of the Principal Stockholders' employment has been terminated without "Cause" or one of the Principal Stockholders has terminated employment with the Company and the Parent for "Good Reason", and a brief description of the facts and circumstances surrounding such breach or termination, including the procedures followed under such Section 10.8 or the relevant Employment Agreement, if applicable (a "Stockholder Breach Claim"). If the Escrow Agent is not in actual receipt of a written notice from the Parent challenging such Stockholder Breach Claim prior to 5:00 p.m., Houston, Texas time, on the thirtieth (30th) day following the date of the Escrow Agent's actual receipt of such Stockholder Breach Notice, then on the thirty-first (31st) day following such actual receipt (or if the thirty-first (31st) day is not a business day for the Escrow Agent, then on the first business day thereafter), subject to the last sentence of this Section 2(e), the Escrow Agent shall deliver to the Company Stockholders at their respective addresses of record set forth on the Ownership Table the remaining Earn-Out Shares (other than any Earn-Out Shares that also constitute Second Indemnity Shares, which shall be held and released in accordance with Section 2(c)). Such Earn-Out Shares shall be distributed to the Company Stockholders pro rata based on their respective interests in all of the Escrowed Shares then held in the Escrow Account. The Escrow Agent shall send a written confirmation of such release to the Parent promptly after the consummation of such release. Notwithstanding the foregoing, in the event that prior to 5:00 p.m., Houston, Texas time, on the date prior to the date on which the Escrow Agent would otherwise distribute Earn-Out Shares to the Principal Stockholders pursuant to this Section 2(e) the Escrow Agent receives a Deposit Notice from the Parent that it has determined that a number of Earn-Out Shares that would otherwise be distributable to such Principal Stockholders are required to be placed into the Option Escrow to maintain the "Minimum Escrow Number" thereunder, then such number of Escrowed Shares set forth in such Deposit Notice that would otherwise be distributable to the Principal Stockholders shall not be distributed to the Principal Stockholders but shall instead be released into the Option Escrow to be held and released in accordance with the terms thereof.

     (f) If the Escrow Agent is in actual receipt of a written objection from the Parent to a Stockholder Breach Claim prior to 5:00 p.m., Houston, Texas time, on the thirtieth (30th) day following the date of the Escrow Agent's actual receipt of such Stockholder Breach Claim, the Escrow Agent shall make no distribution of any of the Escrowed Shares in respect of which such Stockholder Breach Claim has been made (other than pursuant to Sections 2(b)-2(d)) until it shall have received either (i) non-conflicting written instructions from the Stockholder Representatives and the Parent or (ii) a final order of an arbitrator or court having jurisdiction over the matter and directing distribution of such Escrowed Shares.

     (g) Notwithstanding anything to the contrary in this Escrow Agreement, in the event that, at any time that there are Earn-Out Shares held in escrow pursuant to this Escrow Agreement, the Parent makes a claim under Article 14 of the Merger Agreement with respect to Losses arising from an alleged breach of
Section 6.13 in an amount that exceeds the aggregate Average Market Price of any Indemnity Shares and Second Indemnity Shares then held pursuant to this Escrow Agreement and not the subject of another claim under such Article 14 (an "Excess Claim"), the Parent shall be entitled to deliver an Indemnification Notice in accordance with the provisions of Sections 2(b) and 2(d) against such Earn-Out Shares in the amount of such Excess Claim and such Earn-Out Shares shall be treated as though they were Indemnity Shares under Section 2(b) and not released pursuant to Section 2(a). Any such Earn-Out Shares shall be released to the Parent in accordance with the terms of Section 2(b) of the Escrow Agreement unless a timely objection to the Indemnification Notice is delivered in accordance with Section 2(d), in which case the subject Earn-Out Shares shall be held and released in accordance with such Section 2(d).

     (h) Notwithstanding anything to the contrary set forth herein, or set forth in the Merger Agreement, the Stockholder Representatives shall be entitled to deliver written notice to the Escrow Agent, with a copy to the Parent (the "Change of Control Notice"), indicating whether, in the exercise of their reasonable judgment, they believe a change of Control of Parent (as defined below) has occurred, and setting forth a description in reasonable detail of the facts and circumstances of such occurrence. The Escrow Agent shall be entitled to rely on the facts set forth in the Change of Control Notice and shall not be responsible for independently determining or confirming whether such conditions have been met. The Change of Control Notice shall also contain a demand for release to the Company Stockholders in the respective amounts set forth therein of any Escrowed Shares then held in escrow (other than Indemnity Shares) (the "Change of Control Shares"). If the Escrow Agent does not receive prior to 5:00 p.m., Houston, Texas time, on the twentieth (20th) day after receipt by the Escrow Agent of a copy of the Change of Control Notice, a notice from the Parent, with a copy to the Stockholder Representatives (a "Change of Control Challenge Notice"), challenging whether a Change of Control of Parent has occurred, on the twenty-first (21st) day after receipt of the Change of Control Notice, the Escrow Agent shall release from escrow such Change of Control Shares and deliver to those Company Stockholders (at their respective addresses of record set forth on the Ownership Table) to whom such Change of Control Shares are attributable their respective shares of such Change of Control Shares as set forth in the Change of Control Notice. In the event that the Escrow Agent is in receipt of a Change of Control Challenge Notice prior to 5:00 p.m., Houston, Texas time, the twentieth (20th) day after receipt of a Change of Control Notice, the Escrow Agent shall not release from escrow any of the Change of Control Shares and shall keep such Change of Control Shares in escrow until it shall have received either (i) non-conflicting written instructions from the Stockholder Representatives and the Parent, or (ii) a final order of an arbitrator or court having jurisdiction over the matter and directing disposition of such Change of Control Shares. For purposes of this Escrow Agreement, "Change of Control of Parent" shall mean (i) the consummation of any merger, consolidation, recapitalization or other similar transaction, following which (a) less than 50.1% of the voting power and 50.1% of the equity of the entity resulting from such transaction is held or controlled by persons or entities who, immediately prior to the consummation of such transaction, were equity holders of the Parent or (b) members of the Parent's Board of Directors immediately prior to execution of the related agreement do not constitute a majority of the board of directors of the resulting entity; (ii) the consummation of any purchase of Parent Common Stock following which any person or entity owns in excess of 50% of the outstanding common equity or voting power of the Parent; (iii) the consummation of any sale by the Parent or all or substantially all of assets of the Parent or the Company; (iv) the consummation of any sale by the Parent of Company Common Stock in excess of 50% of the common equity or voting power of the Company.

     3. CONCERNING THE PARENT COMMON STOCK.

        3.1.  Conversions, Dividends, Stock Splits, Mergers, Etc.

          (a) So long as any of the Escrowed Shares are held by Escrow Agent hereunder, (i) all cash dividends and distributions paid or made in respect of the Escrowed Shares held by Escrow Agent shall be payable to the Company Stockholders as to whom beneficial ownership of the Escrowed Shares is attributable in the Escrow Account, and (ii) all other dividends and distributions paid or made in respect of the Escrowed Shares held by the Escrow Agent (including without limitation all dividends and distributions made in connection with any recapitalization, reclassification, split, combination or exchange or shares) shall be held by the Escrow Agent as Escrowed Shares as applicable. All stock dividends shall be issued in the name of the applicable Company Stockholder and shall be endorsed in blank for transfer and deposited with the Escrow Agent as Escrowed Shares hereunder. All cash dividends paid on or in respect of the Escrowed Shares held by the Escrow Agent shall be added to the Escrow Account for the accounts of the Company Stockholders on or with respect to whose Escrowed Shares such dividends were paid.

        (b) If the Parent shall enter into any transaction in which shares of Parent Common Stock are converted into the right to receive cash, securities or other property each

Company Stockholder may, in its sole discretion, take all actions necessary or advisable in connection with such transactions, including without limitation, with respect to the execution and delivery of any letters of transmittal or similar documents relating to such transaction and the exercise of any dissenter's rights in respect thereof, and Escrow Agent shall cooperate with such Company Stockholder in connection with effecting such action, including, without limitation, by releasing directly to the Parent for conversion in connection with such transaction any Escrowed Shares to be delivered with such letters of transmittal. Any cash, securities or other property received by any Company Stockholder in respect of Escrowed Shares in such a transaction shall be deposited directly into the Escrow Account, and such Company Stockholder shall provide stock powers, duly endorsed in blank by such Company Stockholder, with respect thereto. All of such property shall be held and distributed as though it were Escrowed Shares hereunder, with any such property attributable to First Release Shares hereunder being held as such Escrowed Shares and any remaining property being held as Second Release Shares. In addition, in the event that any tender or exchange offer for shares of Parent Common Stock is commenced at any time at which there remain Escrowed Shares, each Company Stockholder may, in its sole discretion, direct the Escrow Agent to cause any Escrowed Shares attributable to such Company Stockholder to be duly tendered into such tender or exchange offer. Any cash, securities or other property received in respect of such tendered Escrowed Shares shall be deposited directly into the Escrow Account, and such Company Stockholder shall, if applicable, provide stock powers, duly executed in blank by such Company Stockholder, with respect thereto.

          3.2. Voting Rights. All voting rights of the shares of Parent Common Stock held by the Escrow Agent shall be vested in the Company Stockholders to whom such shares are attributed in the Escrow Account unless and until such shares of Parent Common Stock are released pursuant to Section 2 hereof.

          3.3. Adjustment for Corporate Actions. All of the share numbers set forth in this Escrow Agreement and the Schedules hereto reflect the capital structure of the Parent as of the date hereof. If subsequent to that date the outstanding shares of Parent Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different share or other securities are distributed with respect to shares of Parent Common Stock or other securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such share of Common Stock, or other securities, an appropriate proportionate adjustment will be made in such share numbers set forth herein.

     4. INVESTMENT OF ESCROWED FUNDS. Until the termination of this Escrow Agreement and the release of the Escrowed Shares and other property held by the Escrow Agent pursuant hereto, the Escrow Agent shall invest the Escrowed Funds in Fidelity Treasury Money Market Fund #77, unless otherwise instructed in writing by the Stockholder Representatives, invest and reinvest any portion of the escrowed property held by the Escrow Agent hereunder that consists of cash or cash equivalents (the "Escrowed Funds"). Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Stockholder Representatives direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may reasonably require. The Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless the Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement. Any interest or other income earned from the investment of the Escrowed Funds shall be immediately payable to the Company Stockholder to whom such Escrowed Funds are attributable.

     5. TAX RELATED TERMS.

        5.1. Tax Reporting. For tax reporting purposes, all interest or other income earned from the investment of the Escrow Funds in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, be allocated to such person or entity, and (ii) otherwise shall be allocated to such person or entity that receives income based on the Escrow Funds or Escrowed Shares.

        5.2. Certification of Tax Identification Number. Each of the Stockholder Representatives and the Parent hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Funds is credited to the Escrow Funds. Each of the Stockholder Representatives and the Parent understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Funds.

     6.  RESPONSIBILITY OF ESCROW AGENT; DISPUTES.

         (a) The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. Notwithstanding anything to the contrary in this Escrow Agreement, prior to taking any action hereunder, the Escrow Agent may, if in doubt regarding its duties and obligations, seek instructions from the Parent and the Stockholder Representatives, and if such instructions are in conflict, the Escrow Agent may seek instructions or other relief (including but not limited to interpleader) from a court of competent jurisdiction, and further may request such evidence, documents, certificates or opinions as it may deem appropriate. The Escrow Agent shall be entitled to retain counsel both to advise it and in connection with any court action, and such counsel's reasonable attorneys' fees shall be borne equally by the Stockholders as a group on the one hand and the Parent on the other. The Escrow Agent shall be entitled to act in reliance upon the advice of counsel in all matters pertaining to this Escrow Agreement, and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement, unless in writing and signed by the Parent, the
Stockholder   Representatives  and  the  Escrow  Agent.  In  the  event  of  any controversy or dispute hereunder or with respect to any question as to the construction of this Escrow Agreement, or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action taken or suffered ill good faith, its liability hereunder to be limited solely to gross negligence or willful misconduct on its part. The Parent and the Stockholder Representatives jointly and severally agree to indemnify and hold the Escrow Agent harmless, and further to protect and defend the Escrow Agent (with counsel selected by the Escrow Agent) against any losses, liabilities and damages incurred by the Escrow Agent as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder (including, without limitation, the reasonable fees and disbursements of counsel), with the exception of any losses, liabilities and damages arising from the Escrow Agent's gross negligence or willful misconduct. The representations and obligations of the Stockholder Representatives and the Parent to the Escrow Agent in this Escrow Agreement shall survive the termination of this Escrow Agreement and shall be applicable whether or not The Chase Manhattan Bank is serving as Escrow Agent.

          (b) In the event that any of the Escrowed Shares are required to be maintained in escrow pending receipt of a final order of an arbitrator or court having jurisdiction over a matter and directing distribution of any of the Escrowed Shares, it is the intention of the parties hereto that the arbitrator or court will be charged with determining whether the conditions for release of such Escrowed Shares to the Parent or the Company Stockholders as set forth in this Escrow Agreement or any other agreement relevant thereto, including the Merger Agreement, the AA Employment Agreement and the HA Employment Agreement, have been met.

     7.  FEES OF  ESCROW  AGENT.  Parent  hereby  agrees  with  the  Stockholder
Representatives and the Escrow Agent to pay Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as attached as Schedule 7 hereto and to pay all out-of-pocket expenses reasonably incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorney's fees, brokerage costs and related expenses incurred by Escrow Agent but specifically excluding taxes payable by the Escrow Agent with respect to the receipt of its fees hereunder. The foregoing notwithstanding, the Parent and the Company Stockholders shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses. In the event the Parent and Stockholders for any reason fail to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Escrow Account by the Escrow Agent without any further notice.

     8. NOTICES AND COMMUNICATIONS. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

         (a) If to the Stockholder Representatives, to:

                             Anousheh Ansari
                             telecom technologies, inc.
                             1701 North Collins Boulevard
                             Suite 3000
                             Richardson, TX 75080
                             Facsimile:  (972) 680-6329

                             John C. Phelan
                             MSD Capital, L.P.
                             780 Third Avenue, 43rd Floor
                             New York, NY 10017
                             Facsimile:  (212) 303-1629

                      Copy to:

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, NY 10019
                             Facsimile:  (212) 403-2000
                             Attention:  Andrew J. Nussbaum, Esq.

         (b) If to Parent, to:

                             Sonus Networks, Inc.
                             5 Carlisle Road
                             Westford, MA 01886
                             Facsimile:  (978) 392-8182
                             Attention:  General Counsel

                      Copy to:

                             Bingham Dana LLP
                             150 Federal Street
                             Boston, MA 02110
                             Facsimile:  (617) 951-8736
                             Attention: David L. Engel, Esq. and
                                        Johan V. Brigham, Esq.

          (c) If to Escrow Agent, to:

                             The Chase Manhattan Bank
                             600 Travis, Suite 1150
                             Houston, TX  77002
                             Attention:  Greg Campbell
                             Facsimile:  713-216-6927

                      Copy to:

                             -------------------------

                             -------------------------

                             -------------------------

                             Attention:
                                       ---------------

and if to any of the Company Stockholders, to the address set forth next to his/her name on the Ownership Table hereto, with a copy to counsel as set forth above.

     9. TERM; AMENDMENTS; SUCCESSORS. Except as otherwise provided herein, this Escrow Agreement shall continue until the later of June 30, 2003, or if there are any unresolved or unpaid Indemnification Claims outstanding on such date, the date on which such Indemnification Claims are finally determined, settled or resolved, and the date on which all of the Escrowed Shares have been distributed as provided in Section 2 hereof, provided that the Parent and the Stockholder Representatives may earlier terminate this Escrow Agreement upon their mutual written consent. This Escrow Agreement may be amended only as provided in
Section 6 hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Escrow
Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

     11. SUCCESSOR ESCROW AGENT. The Escrow Agent may resign upon thirty (30) days' prior written notice to the Parent and the Stockholder Representatives. Upon the resignation of the Escrow Agent, the Parent and the Stockholder Representatives shall appoint a successor escrow agent or otherwise provide for the disposition of shares or other property held by the Escrow Agent by notice in writing to the Escrow Agent. Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Escrowed Shares and Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate. The incumbent Escrow Agent shall deliver to the successor Escrow Agent the stock certificates representing the Escrowed Shares and any other property held by it in escrow hereunder, less any property sold or liquidated by it to pay its unpaid fees and expenses, as provided in said notice.

     12. ENTIRE AGREEMENT. This Escrow Agreement, except with respect to the Parent and the Stockholder Representatives, contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Escrow Agreement.

     13. REPRESENTATIONS OF THE PARENT AND STOCKHOLDER REPRESENTATIVES. Each of the Parent and each Stockholder Representative represents and warrants to the Escrow Agent that it/he has the power and authority to enter into this Escrow Agreement and to carry out its/his obligations hereunder, that it/he has duly authorized, executed and delivered this Escrow Agreement, and this Escrow Agreement is its/his valid and binding obligation.

     14. GOVERNING LAW. The validity, enforceability and construction of this Escrow Agreement shall be governed by the laws of the State of Delaware.

     15. SCOPE OF UNDERTAKING. The Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrowed Shares and Escrow Funds other than as expressly set forth herein and shall not be required to deliver the Escrowed Shares and Escrow Funds or any part thereof or take any action with respect to any matters that might anise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Escrowed Shares and Escrow Funds as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have o investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Parent or Stockholders Representative or any of them. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 6(a) hereinabove, its own willful misconduct or gross negligence. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

     16. TERMINATION. This Escrow Agreement shall terminate upon the disbursement, in accordance hereto, of the Escrowed Shares and Escrowed Funds in full; provided, however, that in the event all fees, expenses, costs and other amounts require to be paid to the Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 6(a) and 7 hereof shall survive the termination hereof.

     17. FUNDS TRANSFER.

          (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Escrow Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the Parent or the Stockholder Representatives, as applicable, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

          (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

     18. CONFIDENTIALITY. The Escrow Agent acknowledges that the existence, status or terms of this Agreement and the transactions contemplated hereby, (hereinafter called "Confidential Information") are valuable, special, and unique assets of the Parent. During the term of this Agreement and thereafter, except as agreed to in writing by the Parent, the Escrow Agent shall not disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as required by law or (to the extent the Parent has received prior notice thereof and has been given an opportunity to obtain a protective order concerning such Confidential Information) as required in connection with litigation among the parties hereto unless and until such Confidential Information becomes publicly known or available other than as a consequence of a breach of the confidentiality obligations hereunder. The Escrow Agent agrees that any breach or threatened breach of this Section 18 by the Escrow Agent would cause not only financial harm, but irreparable harm to the Parent; that money damages will not provide an adequate remedy. Except with respect to willful misconduct on the part of the Escrow Agent, the sole remedy of the Parent for breach of this Section 18 shall be to pursue an injunction (without the necessity of posting any bond or surety) restraining the Escrow Agent from disclosing or using, in whole or in part, any Confidential Information.

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                                       17

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as an instrument under seal as of the day and year first written above.

                                       SONUS NETWORKS, INC.



                                       By: /s/ Hassan Ahmed
                                           -----------------------------
                                           Hassan Ahmed, President

                   [Signatures continue on following page(s).]

                                       THE CHASE MANHATTAN BANK,
                                           as Escrow Agent

Attest:


                                       By:  /s/ Greg Campbell
------------------------------------        ------------------------------
                                            Name: Greg Campbell
                                            Title: Assistant Vice President
                                                   & Trust Officer

                   [Signatures continue on following page(s).]

                                         STOCKHOLDER REPRESENTATIVES

Attest:



                                         By:  /s/ Anousheh Ansari
------------------------------------          ----------------------------
                                              Anousheh Ansari

Attest:



                                            By:
------------------------------------           ---------------------------
                                               John C. Phelan

                                            STOCKHOLDER REPRESENTATIVES

Attest:



                                            By:
------------------------------------            ---------------------------
                                                Anousheh Ansari

Attest:



                                            By:  /s/ John C. Phelan
------------------------------------             --------------------------
                                                 John C. Phelan